Press Release

Vsource® Changes Name

to Tri-Isthmus Group, Inc.™ ("TIGroup")

LA JOLLA, Calif. -- December 27, 2005 -- Vsource, Inc. (OTCBB: VSCE) today announced that it has changed its name to Tri-Isthmus Group, Inc.™ ("TIGroup").

TIGroup™ completed its annual shareholder meeting on December 16, 2005 in Dallas, TX. The results of the meeting were the approval of the following items:

  Change of the company's legal name to Tri-Isthmus Group, Inc.™

  Reduction of the number of authorized shares of common stock from 500,000,000 to 100,000,000. This changes does not impact the number of common stock shares outstanding.

  Retention of the existing board of directors and officers of the company David Hirschhorn, Todd Parker, Dennis Smith, Richardson Sells and Robert Schwartz.

On December 16, 2005, the company filed a Certificate of Amendment to its Certificate of Incorporation with the Delaware Secretary of State reflecting the change in the company's legal name and reduction of the number of authorized shares of common stock.

The company continues as a Delaware corporation headquartered in La Jolla, Ca. Company counsel, Hughes & Luce LLP have initiated efforts to obtain a new ticker symbol and the company will make appropriate announcements once the process is completed.

On December 7, 2005 TIGroup™ filed an 8-k discussing its recent entry into material agreements to acquire 2 Ambulatory Surgery Centers ("ASC's") in Southern California. These transactions are subject to completion of an audit of each ASC and certain other closing conditions. TIGroup™ expects to complete these transactions during the first calendar quarter of 2006. Pre-audit, the ASC's bring approximately $3.5 million to $4 million in trailing 2005 calendar year revenue to the company. TIGroup™ continues to build its pipeline of opportunities in this space and has initial plans for another 8 to 10 transactions in the next 12-18 months.

David Hirschhorn, Co-Chairman and Co-Chief Executive Officer of the Company, noted "The completion of our annual meeting keeps us on track with our plan to transition the company since our arrival in late-July 2005." Mr. Hirschhorn added, "Our new name, branding and the recently announced signings of our first two transactions in the ASC space (pending closing conditions) continues our efforts to create value for stakeholders. It is our expectation to increase the pace of our growth moving into the new calendar year. We continue to review opportunities that we believe offer our stakeholders attractive returns in our targeted sectors and industries."

In January 2006, TIGroup™ expects to launch its revised web site (including a detailed Investor Relations section) and contact information for its management team. Our new web site address will be www.tig3.com.

About Tri-Isthmus Group, Inc.

TIGroup™ is a public holding company focused on the acquisition of private businesses in the healthcare, business and energy services sectors. The company actively seeks out profitable or near profitable businesses that provide a platform for accelerated growth via additional acquisitions and attractive internal growth dynamics. The TIGroup™ team, board and advisory board combine significant experience in operations, acquisitions, financing, asset management, turnarounds and the management of private and public companies.

Forward Looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, including, among others (i) prospective business opportunities and (ii) Tri-Isthmus Group's potential strategies for redirecting and financing its business. Forward-looking statements are statements other than historical information or statements of current condition. In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "forecasts," "expects," "plans," "anticipates," "believes," "estimates," "predicts," "potential," or "continue" or the negative of such terms and other comparable terminology. These statements relate to future events or future financial performance and involve risks and uncertainties that cannot be predicted or quantified, and consequently, actual events or results may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include the factors detailed in the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission. Shareholders, potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. These statements speak as of the date of this release, and the Company undertakes no obligation to update these statements in light of future events or otherwise.

Vsource and the Vsource logo are registered trademarks of Vsource, Inc.

For more information contact: David Hirschhorn at (818) 887-6659.